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[SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 25, 2000


EquiTrust Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

     Re:  EquiTrust Life Annuity Account II (File No. 333-61899)

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as part of Post-Effective Amendment Number 4 to the registration statement on Form N-4 for EquiTrust Life Annuity Account II (File No. 333-61899). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                               Sincerely,

                               SUTHERLAND ASBILL & BRENNAN LLP




                               By:      /S/ STEPHEN E. ROTH
                                  ------------------------------------
                                        Stephen E. Roth, Esq.